Exhibit (11) under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K



                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in Post-Effective Amendment No. 19 to the Registration Statement of the BT Investment Limited Term U.S. Government Securities Fund (one of the Funds comprising BT Pyramid Mutual Funds) on Form N-1A of our report dated November 5, 1997 on our audit of the financial statements and financial highlights of the Short/Intermediate U.S. Government Securities Portfolio, which report is included in the Annual Report to Shareholders for the year ended September 30, 1997 which is incorporated by reference in the Post-Effective Amendment to the Registration Statement. We also consent to the reference in the Statement of Additional Information to our Firm under the caption "Counsel and Independent Accountants."


/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.

Kansas City, Missouri
January 26, 1998